Exhibit (8)(b)(2):  Amendment No. 3 to the Participation Agreement by and among
                    Companion Life Insurance Company, Federated Insurance Series, formerly Insurance Management Series, and Federated Securities Corp.

                                 AMENDMENT NO. 3

This is an Amendment to the Participation Agreement (Agreement) dated May 25, 1995, among Federated Insurance Series, formerly Insurance Management Series (the Fund), Federated Securities Corp. (the Distributor) and Companion Life Insurance Company (the Company). This Amendment is effective September 28, 2000.

The Fund, Distributor and the Company hereby agree to replace Schedule A of the Agreement by inserting the following in its entirety:

Schedule A
----------

--------------------------------------------------------------------------------
Name of Separate Account and Date  Contracts Funded by
Established by Board of Directors   Separate Account     Designated Portfolios
--------------------------------------------------------------------------------
                                                        Federated Prime Money
Companion Life Insurance Company        729Y-1/96       Fund II (formerly Prime
Separate Account C (2-18-94)                            Money Fund II) Federated
(Variable Annuities)                                    Fund for U.S. Government
                                                         Securities II (formerly
                                                            U.S. Government
                                                            Securities II)
--------------------------------------------------------------------------------
Companion  Life Insurance Company       760Y-0600       Federated Prime Money
Separate Account B (8-27-94)                            Fund II (formerly Prime
(Variable Life)                                         Money Fund II) Federated
                                                        Fund for U.S. Government
                                                         Securities II (formerly
                                                            U.S. Government
                                                            Securities II)
--------------------------------------------------------------------------------

Signed by the parties:
                                        Companion Life Insurance Company
                                        By its authorized officer,


                                        By:    /s/ Richard A. Witt
                                           -------------------------------------
                                        Title: Assistant Treasurer
                                        Date:

                                        Federated Insurance Series
                                        By its authorized officer,


                                        By:    /s/ J. Christopher Donalee
                                           -------------------------------------
                                        Title: CEO
                                        Date:

                                        Federated Securities Corp.
                                        By its authorized officer,


                                        By:    /s/ John Fisher
                                           -------------------------------------
                                        Title: Senior Vice President
                                        Date: